EXHIBIT 99.1

SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CA HOLDING, INC.

CA Holding, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

A.            The name of the Corporation is “CA Holding, Inc.”  The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 18, 2005.

B.            Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Seventh Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation, as heretofore amended, of the Corporation.

C.            This Seventh Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

D.            The text of the Certificate of Incorporation, as heretofore amended, of the Corporation is hereby amended and restated to read in its entirety as follows:

I.

The name of the corporation (which shall be referred to herein as the “Corporation”) is CA Holding, Inc.

II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

III.

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

IV.

A.            This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 7,227,250 shares, 3,726,000 shares of which shall be Common Stock (the “Common Stock”) and 3,501,250 shares of which shall be Preferred Stock (the “Preferred Stock”).  The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.  Of the authorized shares of Common Stock, 850,000 shares are hereby designated “Non-Voting Common Stock” and 2,876,000 shares are hereby designated “Voting Common Stock.”

B.            Of the authorized shares of Preferred Stock, (i) 250 shares are hereby designated as “Series PL Non-Convertible Preferred” (the “Series PL Preferred”), (ii)  800,000 shares are hereby designated as “Series A Non-Convertible Preferred” (the “Series A Preferred”), (iii) 151,000 shares are hereby designated as “Series AA Non-Convertible Preferred” (the “Series AA Preferred”), (iv) 1,150,000 shares are hereby designated “Series A-1 Non-Convertible Preferred” (the “Series A-1 Preferred”), (v) 700,000 shares are hereby designated “Series A-2 Non-Convertible Preferred” (the “Series A-2 Preferred”), (vi) 450,000 shares are hereby designated “Series B-1 Contingent Preferred” (the “Series B-1 Preferred”), (vii) 200,000 shares are hereby designated “Series B-2 Contingent Preferred” (the “Series B-2 Preferred”) and (viii) 50,000 shares are hereby designated “Series C-1 Contingent Preferred” (the “Series C-1 Preferred”).

C.            Notwithstanding anything in this Seventh Amended and Restated Certificate of Incorporation to the contrary, all obligations of the Corporation to make any payments on or with respect to the Preferred Stock or the Common Stock, whether as to payment of dividends, upon exercise of a redemption or repurchase right, or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, shall rank junior and be subordinated in right and time of payment to the payment in full and discharge of all obligations of the Corporation with respect to Financing Debt, and no obligation to make such payments on or with respect to the Preferred Stock or the Common Stock shall be deemed to arise until such time as the Financing Debt has been paid in full in cash and the Financing Agreements and the lending commitments thereunder have been irrevocably terminated, except to the limited extent that such payments are permitted by the express terms of the Financing Agreements.  “Financing Debt” shall mean all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Financing Agreements or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the lenders or creditors under the Financing Agreements, excluding, however, all payment obligations of the Corporation that arise under the warrants held by certain of the Corporation’s lenders.  Financing Debt shall expressly include any and all interest accruing or out-of-pocket costs or expenses incurred after the date of filing or against the Corporation of any petition under the Bankruptcy Code of 1978, as amended, or any other bankruptcy, insolvency, or reorganization act regardless of whether the claim therefor is allowed or allowable in the case or proceeding relating thereto.  “Financing Agreements” shall mean (a) (i) that certain Amended and Restated Credit Agreement dated as of November 21, 2006, among the Corporation, Freeport Financial LLC, as term agent, and GMAC Commercial Finance LLC as revolving agent, ING Capital LLC, as Canadian agent and a lender, certain subsidiaries of the

Corporation, and the lenders party thereto, and (ii) that certain Securities Purchase Agreement for 13.5% Senior Subordinated Notes of Collect America due 2012 dated as of August 5, 2005, by and among the Corporation, certain subsidiaries of the Corporation and the purchasers named therein, as each of such agreements may be amended, amended and restated or consolidated and in effect from time to time, including any replacement agreements therefore, (b) each instrument or agreement pursuant to which indebtedness or obligations under any of the agreements described in clause (a) above (or under any instrument or agreement referred to in this clause (b)) are amended, deferred, excluded, extended, renewed, replaced, restated, consolidated, refunded or refinanced, in whole or in part, and (c) each instrument or agreement now or hereafter evidencing, governing, guarantying or securing any obligations or indebtedness under any of the agreements described in clause (a) or (b) above, in each case as modified, amended, restated, consolidated or supplemented from time to time.

D.            The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Preferred Stock are as follows:

1.             Dividend Rights.

a.             Series A Preferred.  Holders of the Series A Preferred, in preference to the holders of the Corporation’s Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Common Stock, Series PL Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred, other than as set forth in Section IV.D.1(e) below, shall be entitled to receive dividends which shall be cumulative and shall accrue on the Series A Preferred at the rate of 9.0% per annum (compounding annually until paid in full from the date of issuance of each share of Series A Preferred, whether or not declared) on the Series A Original Preferred Issue Price (the “Series A Mandatory Cumulative Dividends”), and such additional dividends and other distributions as may be declared by the Corporation’s Board of Directors from time to time, out of funds legally available therefor.  The Series A Mandatory Cumulative Dividend shall be payable if and when declared by the Board of Directors or, if earlier, upon the occurrence of a Liquidity Event.  Notwithstanding the foregoing, no Series A Mandatory Cumulative Dividend shall be declared or paid if such declaration or payment would violate or breach the terms of the Financing Agreements to which the Corporation may then be a party.  The “Series A Original Preferred Issue Price” per share is $99.00, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.  To the extent not paid, the Series A Mandatory Cumulative Dividend on the Series A Preferred shall accumulate whether or not declared.  Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding up of the Corporation in which the holders of the Series A Preferred are to receive the per share amount described in clause (i) of the definition of the Series A Liquidation Value in Section IV.D.3(b) below, the holders of the Series A Preferred shall not be entitled to the Series A Mandatory Cumulative Dividends, if any, that are accrued but unpaid as of the date of such liquidation, dissolution or winding up of the Corporation.

b.             Series AA Preferred.  Holders of the Series AA Preferred, in preference to the holders of the Corporation’s Series A-1 Preferred, Series A-2 Preferred, Common Stock, Series PL Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred, other than as set forth in Section IV.D.1(e) below, shall be entitled to receive dividends which shall be cumulative and shall accrue on the Series AA Preferred at the rate of

9.0% per annum (compounding annually until paid in full from the date of issuance of each share of Series AA Preferred, whether or not declared) on the Series AA Original Preferred Issue Price (the “Series AA Mandatory Cumulative Dividends”), and such additional dividends and other distributions as may be declared by the Corporation’s Board of Directors from time to time, out of funds legally available therefor.  The Series AA Mandatory Cumulative Dividend shall be payable if and when declared by the Board of Directors or, if earlier, upon the occurrence of a Liquidity Event.  Notwithstanding the foregoing, no Series AA Mandatory Cumulative Dividend shall be declared or paid if such declaration or payment would violate or breach the terms of the Financing Agreements to which the Corporation may then be a party.  The “Series AA Original Preferred Issue Price” per share is $99.00, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.  To the extent not paid, the Series AA Mandatory Cumulative Dividend on the Series AA Preferred shall accumulate whether or not declared.  Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding up of the Corporation in which the holders of the Series AA Preferred are to receive the per share amount described in clause (i) of the definition of the Series AA Liquidation Value in Section IV.D.3(c) below, the holders of the Series AA Preferred shall not be entitled to the Series AA Mandatory Cumulative Dividends, if any, that are accrued but unpaid as of the date of such liquidation, dissolution or winding up of the Corporation.

c.             Series A-1 Preferred and Series A-2 Preferred.  Holders of the Series A-1 Preferred and Series A-2 Preferred, in preference to the holders of the Corporation’s Common Stock, Series PL Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred, other than as set forth in Section IV.D.1(e), shall be entitled to receive dividends which shall be cumulative and shall accrue on the Series A-1 Preferred and Series A-2 Preferred at the rate of 9.0% per annum (compounding annually until paid in full from the date of issuance of each share of Series A-1 Preferred and Series A-2 Preferred, whether or not declared; provided that to the extent a share of Series A-2 Preferred was issued pursuant to the exercise of an option granted under the Corporation’s 2005 Equity Incentive Plan, as amended, such compounding shall commence from the date of the grant of the option relating to such share of Series A-2 Preferred) on the Series A-1 Original Preferred Issue Price and Series A-2 Original Preferred Issue Price, respectively (collectively, the “Series A-1 and A-2 Mandatory Cumulative Dividends”), and such additional dividends and other distributions as may be declared by the Corporation’s Board of Directors from time to time, out of funds legally available therefor.  The Series A-1 and A-2 Mandatory Cumulative Dividend shall be payable if and when declared by the Board of Directors or, if earlier, upon the occurrence of a Liquidity Event.  Notwithstanding the foregoing, no Series A-1 and A-2 Mandatory Cumulative Dividend shall be declared or paid if such declaration or payment would violate or breach the terms of the Financing Agreements to which the Corporation may then be a party.  The “Series A-1 Original Preferred Issue Price” per share is $99.90, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.  The “Series A-2 Original Preferred Issue Price” per share is $99.90, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.  To the extent not paid, the Series A-1 and A-2 Mandatory Cumulative Dividend on the Series A-1 Preferred and Series A-2 Preferred shall accumulate whether or not declared.  No dividends or other distributions (other than in connection with a liquidation pursuant to Section IV.D.3. hereof), shall be paid or declared and set apart for the shares of Series A-1 Preferred during any fiscal year unless at the same time a like proportionate dividend or distribution for the same fiscal year shall be paid on or declared and set apart for shares of the Series A-2 Preferred.  No dividends or other distributions (other than in connection with a liquidation pursuant to Section IV.D.3. hereof), shall be paid or declared and set apart for the shares of Series A-2 Preferred during any fiscal year unless at the same time a like proportionate dividend or distribution for the same fiscal year shall be paid on or declared and set apart for shares of the Series A-1 Preferred.  Dividends paid on shares of Series A-1 Preferred and Series A-2 Preferred in an amount less than the total of such dividends at that time accumulated and payable on all outstanding shares of such Series A-1 Preferred and Series A-2 Preferred shall be allocated pro rata on a share by share basis among all outstanding shares of such Series A-1 Preferred and Series A-2 Preferred.

d.             Common Stock, Series PL Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.  Other than as provided in Section IV.D.1(e) below, no dividends or distributions shall be paid on the Common Stock (other than dividends payable solely in shares of Common Stock), the Series PL Preferred, the Series B-1 Preferred, the Series B-2 Preferred or the Series C-1 Preferred unless the Corporation shall also declare and pay to the holders of the Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the Series PL Preferred, the Series B-1 Preferred, the Series B-2 Preferred or the Series C-1 Preferred dividends equal to all accrued and unpaid dividends on the Series A Preferred, Series AA Preferred, Series A-1 Preferred and the Series A-2 Preferred.  Dividends shall be paid on the Common Stock, Series PL Preferred, Series B-1 Preferred, Series B-2 Preferred and/or Series C-1 Preferred as, if and when declared by the Corporation’s Board of Directors.  Notwithstanding the foregoing, no dividends shall be declared or paid if such declaration or payment would violate or breach the terms of any of the Financing Agreements.

e.             Deferred Dividends on Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.  Holders of Series B-1 Convertible Preferred (as defined in Section 4(a) below), Series B-2 Convertible Preferred (as defined in Section 4(a) below) and Series C-1 Convertible Preferred (as defined in Section 4(a) below) shall be entitled to receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion, a cash dividend equal to all Common Stock cash dividends such holder would have received had the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, been converted into Common Stock on the date of the issuance of such Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable (regardless of whether such Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, was not yet Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred, as applicable) and retained by the holder through the date of actual conversion.  Notwithstanding the foregoing, no dividends shall be paid with respect to the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred (i) if such payment would violate or breach the terms of any of the Financing Agreements or (ii) to the extent holders of Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, received cash dividends equal (on an as converted basis) to the Common Stock cash dividend at the time such Common Stock dividend was paid.

2.             Voting Rights.

a.             General Rights.  Except as otherwise required by law or provided herein, and subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the Voting Common Stock of the Corporation shall vote at any annual or special meeting of stockholders of the Corporation, and may act by written consent, with each share of Common Stock being entitled to one vote.  The Non-Voting Common Stock, Series PL Preferred, the Series B-1 Preferred, the Series B-2 Preferred and the Series C-1 Preferred shall not have any voting rights.  In all other respects, the Non-Voting Common Stock and Voting Common Stock shall be alike.  The Non-Voting Common Stock shall be converted into Voting Common Stock upon a Qualified IPO as set forth in Article IV, Section D.4(k).

b.             Special Voting Rights of Series A Preferred. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred shall be necessary to approve or ratify any amendment, alteration, or repeal of any provision of this Seventh Amended and Restated Certificate of Incorporation, including without limitation by way of merger, or the Bylaws of the Corporation that adversely affects the rights or preferences of the holders of the Series A Preferred.  Other than as set forth above, holders of shares of Series A Preferred shall not be entitled to vote.

c.             Special Voting Rights of Series AA Preferred. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series AA Preferred shall be necessary to approve or ratify any amendment, alteration, or repeal of any provision of this Seventh Amended and Restated Certificate of Incorporation, including without limitation by way of merger, or the Bylaws of the Corporation that adversely affects the rights or preferences of the holders of the Series AA Preferred.  Other than as set forth above, holders of shares of Series AA Preferred shall not be entitled to vote.

d.             Special Voting Rights of Series A-1 Preferred and Series A-2 Preferred. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred and Series A-2 Preferred, voting together as a single class, shall be necessary to approve or ratify any amendment, alteration, or repeal of any provision of this Seventh Amended and Restated Certificate of Incorporation, including without limitation by way of merger, or the Bylaws of the Corporation that adversely affects the rights or preferences of the holders of the Series A-1 Preferred or Series A-2 Preferred.  Other than as set forth above, holders of shares of Series A-1 Preferred and Series A-2 Preferred shall not be entitled to vote.

3.             Liquidation Rights.

The Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C-1 Preferred and Common Stock shall have the following liquidation rights (in each case subject to any right of the Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred to receive dividends at such time pursuant to Section IV.D.1(e) hereof):

a.             Series PL Preferred.  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Event, before any distribution or payment shall be made to the holders of any shares of Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C-1 Preferred or Common Stock, the holders of Series PL Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series PL Liquidation Value.  The “Series PL Liquidation Value” per share (which shall be adjusted for any future Series PL Preferred stock splits, stock combinations, or similar transactions) shall be determined in accordance with the calculations in the table below, with the Enterprise Value of the Corporation and resulting Series PL Liquidation Value determined as of the earliest to occur of the date or effectiveness of (i) any liquidation, dissolution or winding up of the Corporation or any Change of Control Event, whereupon the holder of each share of Series PL Preferred shall be entitled to receive the applicable Series PL Liquidation Value at that time, (ii) a Qualified IPO, whereupon each share of Series PL Preferred shall be redeemed or converted pursuant to Section 4(k)(iv) hereof based on the Series PL Liquidation Value of the Corporation at the time of the Qualified IPO or (iii) the date on which the holder of such shares of Series PL Preferred is no longer employed by the Corporation or any of its Subsidiaries for any reason, whereupon the Series PL Preferred shall remain outstanding but the Series PL Liquidation Value shall become a fixed amount based on the Enterprise Value of the Corporation as of the date of termination:

Enterprise Value	Series PL Liquidation Value
Less than $749,999,999	Zero
$750,000,000 to $999,999,999	$9,000.00 per share, plus 0.90% of the amount by which the Enterprise Value exceeds $750,000,000
$1,000,000,000 to $1,249,999,999	$18,000.00 per share, plus 1.60% of the amount by which the Enterprise Value exceeds $1,000,000,000
$1,250,000,000 to $1,499,999,999	$34,000.00 per share, plus 2.60% of the amount by which the Enterprise Value exceeds $1,250,000,000
$1,500,000,000 to $1,749,999,999	$60,000.00 per share, plus 3.60% of the amount by which the Enterprise Value exceeds $1,500,000,000
$1,750,000,000 to $1,999,999,999	$96,000.00 per share, plus 2.40% of the amount by which the Enterprise Value exceeds $1,750,000,000
$2,000,000,000 to $2,249,999,999	$120,000.00 per share, plus 3.60% of the amount by which the Enterprise Value exceeds $2,000,000,000
$2,250,000,000 to $2,499,999,999	$156,000.00 per share, plus 4.40% of the amount by which the Enterprise Value exceeds $2,250,000,000
$2,500,000,000 to $2,749,999,999	$200,000.00 per share, plus 4.80% of the amount by which the Enterprise Value exceeds $2,500,000,000
More than $2,749,999,999	$248,000.00 per share

If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series PL Preferred, then such assets shall be distributed among the holders of Series PL Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

b.             Series A Preferred.  After the distributions provided pursuant to Section 3(a) above, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C-1 Preferred or Common Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series A Liquidation Value.  The “Series A Liquidation Value” per share shall be determined as follows: (i) if the Series A Calculation Amount (as defined below) is less than the Series A Designated Amount (as defined below), then the Series A Liquidation Value per share shall be equal to the Series A Designated Amount; and (ii) if the Series A Calculation Amount is greater than the Series A Designated Amount, then the Series A Liquidation Value per share shall be equal to the sum of (A) the Series A Original Preferred Issue Price, plus (B) the amount of the per share Series A Mandatory Cumulative Dividends that are accrued but unpaid on such share of Series A Preferred as of the date of such liquidation, dissolution or winding up of the Corporation.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred, then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.  For purposes hereof, (x) the “Series A Designated Amount” shall mean an amount equal to $200.00, adjusted for any future Series A Preferred stock splits, stock combinations, stock dividends or similar transactions; and (y) the “Series A Calculation Amount” shall mean the sum of (i) the Series A Original Preferred Issue Price, plus (ii) the amount of the per share Series A Mandatory Cumulative Dividends that are accrued but unpaid on such share of Series A Preferred as of the date of such liquidation, dissolution or winding up of the Corporation, plus (iii) the amount of the per share Series A Mandatory Cumulative Dividends that have been previously paid on such share of Series A Preferred as of the date of such liquidation, dissolution or winding up of the Corporation.

c.             Series AA Preferred. After the distributions provided pursuant to Sections 3(a) and 3(b) above, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C-1 Preferred or Common Stock, the holders of Series AA Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series AA Liquidation Value.  The “Series AA Liquidation Value” per share shall be determined as follows: (i) if the Series AA Calculation Amount (as defined below) is less than the Series AA Designated Amount (as defined below), then the Series AA Liquidation Value per share shall be equal to the Series AA Designated Amount; and (ii) if the Series AA Calculation Amount is greater than the Series AA Designated Amount, then the Series AA Liquidation Value per share shall be equal to the sum of (A) the Series AA Original Preferred Issue Price, plus (B) the amount of the per share Series AA Mandatory Cumulative Dividends that are accrued but unpaid on such share of Series AA Preferred as of the date of such liquidation, dissolution or winding up of the Corporation.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series AA Preferred, then such assets shall be distributed among the holders of Series AA Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.  For purposes hereof, (x) the “Series AA Designated Amount” shall mean an amount equal to $200.00, adjusted for any future Series AA Preferred stock splits, stock combinations, stock dividends or similar transactions; and (y) the “Series AA Calculation Amount” shall mean the sum of (i) the Series AA Original Preferred Issue Price, plus (ii) the amount of the per share Series AA Mandatory Cumulative Dividends that are accrued but unpaid on such share of Series AA Preferred as of the date of such liquidation, dissolution or winding up of the Corporation, plus (iii) the amount of the per share Series AA Mandatory Cumulative Dividends that have been previously paid on such share of Series AA Preferred as of the date of such liquidation, dissolution or winding up of the Corporation.

d.             Series A-1 Preferred.  After the distribution provided pursuant to Sections 3(a), 3(b) and 3(c) above, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any shares of Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred, Series C-1 Preferred or Common Stock, the holders of Series A-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series A-1 Liquidation Value.  The “Series A-1 Liquidation Value” per share shall be equal to $99.90, adjusted for any future Series A-1 Preferred stock splits, stock combinations, stock dividends or similar transactions.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A-1 Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

e.             Series A-2 Preferred.  After the distribution provided pursuant to Sections 3(a), 3(b), 3(c) and 3(d) above, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series A-2 Liquidation Value.  The “Series A-2 Liquidation Value” per share shall be equal to $99.90, adjusted for any future Series A-2 Preferred stock splits, stock combinations, stock dividends or similar transactions.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A-2 Preferred, then such assets shall be distributed among the holders of Series A-2 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

f.              Series B-2 Preferred.  After the distributions provided pursuant to Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount equal to the Series B-2 Liquidation Value distributed ratably to the holders of Series B-2 Preferred in accordance with their holdings of Series B-2 Preferred. The “Series B-2 Liquidation Value” shall be determined in accordance with the following provisions:

(i)         If the Adjusted Total Equity Value is greater than or equal to $450,000,000, the Series B-2 Liquidation Value equals $40,000,000.

(ii)        If the Adjusted Total Equity Value is less than $325,000,000, the Series B-2 Liquidation Value equals zero.

(iii)       If the Adjusted Total Equity Value is greater than or equal to $325,000,000, but less than $450,000,000, the Series B-2 Liquidation Value shall be determined by the following formula:

Notwithstanding anything to the contrary contained herein, to the extent that any consideration to be paid in connection with a Change of Control Event, or that would be paid in connection with a Change of Control Event if no Change of Control Event has occurred, is subject to an escrow or holdback, the amount of consideration so escrowed or heldback shall not be deemed to be included in the calculation of Adjusted Total Equity Value until actually released to the Corporation’s equity holders from such escrow or holdback.

g.             Unpaid Dividends on Series A-1 Preferred and Series A-2 Preferred.  After the distributions provided pursuant to Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) above, the holders of Series A-1 Preferred and Series A-2 Preferred shall be entitled to be paid out of the assets of the Corporation an amount (i) with respect to each share of Series A-1 Preferred equal to all accrued or declared but unpaid dividends thereon and (ii) with respect to each share of Series A-2 Preferred equal to all accrued or declared but unpaid dividends thereon.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full of such amounts to all holders of Series A-1 Preferred and Series A-2 Preferred, then such assets shall be distributed among the holders of Series A-1 Preferred and Series A-2 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

h.             Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.  After the distributions provided pursuant to Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f) and 3(g) above, the holders of Series B-1 Preferred (other than Series B-1 Convertible Preferred (as defined in Section 4(a) below)), Series B-2 Preferred (other than Series B-2 Convertible Preferred (as defined in Section 4(a) below)) and/or Series C-1 Preferred (other than Series C-1 Convertible Preferred (as defined in Section 4(a) below)) shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of Series B-1 Preferred (other than Series B-1 Convertible Preferred), Series B-2 Preferred (other than Series B-2 Convertible Preferred) and Series C-1 Preferred (other than Series C-1 Convertible Preferred) equal to $0.10, as adjusted for any future Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, stock splits, stock combinations, stock dividends or similar transactions.  If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B-1 Preferred (other than Series B-1 Convertible Preferred ), Series B-2 Preferred (other than Series B-2 Convertible Preferred) and Series C-1 Preferred (other than Series C-1 Convertible Preferred) then the assets shall be distributed among the holders of Series B-1 Preferred (other than Series B-1 Convertible Preferred), Series B-2 Preferred (other than Series B-2 Convertible Preferred) and Series C-1 Preferred (other than

Series C-1 Convertible Preferred) at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

i.                                          After the Corporation has made the full payment or distribution provided for in Section 3(h) above, thereafter all payments and distributions shall be paid ratably to the holders of the Common Stock, Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred on an as converted to Common Stock basis.

j.                                          The following events shall be considered a liquidation for purposes of this Section 3 (except for purposes of Section 3(a) hereof): (i) any consolidation or merger of the Corporation with or into any other corporation or other entity, exchange of shares with another corporation, entity or person, or any other corporate re-organization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own capital stock of the entity surviving such merger, consolidation, exchange or reorganization representing less than fifty percent (50%) of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger, exchange or reorganization, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation by means of any transaction or a series of related transactions.

k.                                       Valuation.  If the consideration to be received pursuant to Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h) or 3(i) hereof is other than cash, its value will be determined as follows:

(i)                                     Securities not subject to investment letter or other similar restrictions on free marketability:

(1)                                  If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) trading days ending three (3) days prior to the closing of the liquidation as defined in Section 3(j) above;

(2)                                  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading days ending three (3) days prior to the closing of the liquidation as defined in Section 3(j) above; and

(3)                                  If there is no active public market, the value shall be the Fair Value thereof.

(ii)                                  The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the value determined as above in (i) (1), (2) or (3) to reflect the approximate Fair Value thereof.

(iii)                               The valuation of assets which are not securities shall be determined by the Board of Directors of the Corporation in its reasonable judgment.

4.                                      Conversion Rights of the Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.

The holders of the Series B-1 Preferred, Series B-2 Preferred and/or Series C-1 Preferred shall have the following rights with respect to the conversion of the Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred, as applicable, into shares of Common Stock.  Shares of Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred shall not be convertible except as provided in Section 4(k) below.

a.                                       Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred Contingent Conversion.

(i)                                     Subject to and in compliance with the provisions of this Section 4, shares of the Series B-1 Preferred may, at the option of the holder, be converted into fully-paid and nonassessable shares of Non-Voting Common Stock, only to the extent such shares of Series B-1 Preferred have satisfied the conditions set forth in Section 4(n)(i) (such shares are referred to herein as the “Series B-1 Convertible Preferred”).  Shares of Series B-1 Preferred (other than the Series B-1 Convertible Preferred) shall not be convertible.  The number of shares of Non-Voting Common Stock to which a holder of Series B-1 Convertible Preferred shall be entitled upon conversion shall be the product obtained by multiplying its “B-1 Conversion Rate” then in effect (determined as provided in Section 4(b)(i)) by the number of shares of Series B-1 Convertible Preferred being converted.

(ii)                                  Subject to and in compliance with the provisions of this Section 4, shares of the Series B-2 Preferred may, at the option of the holder, be converted into fully-paid and nonassessable shares of Non-Voting Common Stock, only to the extent such shares of Series B-2 Preferred have satisfied the conditions set forth in Section 4(n)(ii) (such shares are referred to herein as the “Series B-2 Convertible Preferred”).  Shares of Series B-2 Preferred (other than the Series B-2 Convertible Preferred) shall not be convertible.  The number of shares of Non-Voting Common Stock to which a holder of Series B-2 Convertible Preferred shall be entitled upon conversion shall be the product obtained by multiplying its “B-2 Conversion Rate” then in effect (determined as provided in Section 4(b)(ii)) by the number of shares of Series B-2 Convertible Preferred being converted.

(iii)                               Subject to and in compliance with the provisions of this Section 4, shares of the Series C-1 Preferred may, at the option of the holder, be converted into fully-paid and nonassessable shares of Non-Voting Common Stock, only to the extent such shares of Series C-1 Preferred have satisfied the conditions set forth in Section 4(n)(iii) (such shares are referred to herein as the “Series C-1 Convertible Preferred”).  Shares of Series C-1 Preferred (other than the Series C-1 Convertible Preferred) shall not be convertible.  The number of shares of Non-Voting Common Stock to which a holder of Series C-1 Convertible Preferred shall be entitled upon conversion shall be the product obtained by multiplying its “C-1 Conversion Rate” then in effect (determined as provided in Section 4(b)(iii)) by the number of shares of Series C-1 Convertible Preferred being converted.

b.                                      Conversion Rate.

(i)                                     The conversion rate in effect at any time for conversion of the Series B-1 Convertible Preferred (the “B-1 Conversion Rate”) shall be the quotient obtained by dividing the B-1 Original Issue Price by the B-1 Conversion Price, calculated as provided in Section 4(c).    The “B-1 Original Issue Price” for each share of Series B-1 Convertible Preferred shall be equal to $0.10, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.

(ii)                                  The conversion rate in effect at any time for conversion of the Series B-2 Convertible Preferred (the “B-2 Conversion Rate”) shall be the quotient obtained by dividing the B-2 Original Issue Price by the B-2 Conversion Price, calculated as provided in Section 4(c).  The “B-2 Original Issue Price” for each share of Series B-2 Convertible Preferred shall be equal to $0.10, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.

(iii)                               The conversion rate in effect at any time for conversion of the Series C-1 Convertible Preferred (the “C-1 Conversion Rate”) shall be the quotient obtained by dividing the C-1 Original Issue Price by the C-1 Conversion Price, calculated as provided in Section 4(c).  The “C-1 Original Issue Price” for each share of Series C-1 Convertible Preferred shall be equal to $0.10, as adjusted for any future stock splits, stock combinations, stock dividends or similar transactions.

c.                                       Conversion Price.  The conversion price for Series B-1 Convertible Preferred shall initially be $0.10 (the “B-1 Conversion Price”).  The conversion price for Series B-2 Convertible Preferred shall initially be $0.10 (the “B-2 Conversion Price”). The conversion price for Series C-1 Convertible Preferred shall initially be $0.10 (the “C-1 Conversion Price”).    Notwithstanding any reference to Series B-1 Preferred, Series C-1 Preferred or Series B-2 Preferred herein, only the Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred shall be convertible.

d.                                      Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the first issuance of the Series B-1 Preferred  (with respect to the Series B-1 Preferred) (the “B-1 Original Issue Date”), the first issuance of the Series B-2 Preferred (with respect to the Series B-2 Preferred) (the “B-2 Original Issue Date”) or the first issuance of the Series C-1 Preferred (with respect to the Series C-1 Preferred) (the “C-1 Original Issue Date”) effect a subdivision of the outstanding Common Stock, then the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Corporation shall at any time or from time to time after the B-1 Original Issue Date (with respect to the Series B-1 Preferred), B-2 Original Issue Date (with respect to the Series B-2 Preferred) or C-1 Original Issue Date (with respect to the Series C-1 Preferred) combine the outstanding shares of Common Stock into a smaller number of shares, then the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

e.                                       Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the B-1 Original Issue Date (with respect to the Series B-1 Preferred), B-2 Original Issue Date (with respect to the Series B-2 Preferred) or C-1 Original Issue Date (with respect to the Series C-1 Preferred) makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

f.                                         Adjustments for Other Dividends and Distributions.  If the Corporation at any time or from time to time after the B-1 Original Issue Date (with respect to the Series B-1 Preferred), B-2 Original Issue Date (with respect to the Series B-2 Preferred) or C-1 Original Issue Date (with respect to the Series C-1 Preferred) makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation, which they would have received had the Series B-1 Preferred,  Series B-2 Preferred or Series C-1 Preferred, as applicable, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, or with respect to such other securities by their terms.

g.                                      Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the B-1 Original Issue Date (with respect to the Series B-1 Preferred),  B-2 Original Issue Date (with respect to the Series B-2 Preferred) or C-1 Original Issue Date (with respect to the Series C-1 Preferred), the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 4), in any such event each holder of Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, shall have the right to receive upon conversion thereof the kind and amount of stock and other securities or property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

h.                                      Reorganizations, Mergers or Consolidations.  If at any time or from time to time after the B-1 Original Issue Date (with respect to the Series B-1 Preferred), B-2 Original Issue Date (with respect to the Series B-2 Preferred) or C-1 Original Issue Date (with respect to the Series C-1 Preferred), the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such transaction provision shall be made so that the holders of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, shall thereafter be entitled to receive upon conversion of such Series B-1 Preferred,  Series B-2 Preferred or Series C-1 Preferred, as applicable, the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, then in effect and the number of shares issuable upon conversion of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable) shall be applicable after that event and be as nearly equivalent as practicable.  The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes, by written instrument, all the Corporation’s obligations hereunder.

i.                                          Certificate of Adjustment.  In each case of an adjustment or readjustment of the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B-1 Preferred,  Series B-2 Preferred or Series C-1 Preferred, as applicable, at the holder’s address as shown in the Corporation’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the B-1 Conversion Price, B-2 Conversion Price or C-1 Conversion Price, as applicable, in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, as applicable.

j.                                          Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any transaction that would result in an adjustment pursuant to this Section 4, or (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such transaction is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such transaction.

k.                                       Automatic Conversion and Redemption.  Upon the closing of an underwritten initial public offering of the Corporation’s Common Stock after which (a) the Corporation’s Common Stock will be registered under Section 12 of the Exchange Act, (b) the net proceeds to the Corporation from the offering exceed $50,000,000 and (c) the Corporation’s Common Stock is listed on a national securities exchange or quoted on an interdealer quotation system (a “Qualified IPO”):

(i)                                     each share of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred shall automatically be converted into shares of Voting Common Stock based on the then-current B-1 Conversion Rate, B-2 Conversion Rate or C-1 Conversion Rate, as applicable;

(ii)                                  each share of Series B-1 Preferred (other than Series B-1 Convertible Preferred), Series B-2 Preferred (other than Series B-2 Convertible Preferred) and Series C-1 Preferred (other than Series C-1 Convertible Preferred) shall be redeemed at the B-1 Original Issue Price, B-2 Original Issue Price or C-1 Original Issue Price, as applicable;

(iii)                               each share of Non-Voting Common Stock shall automatically be converted into an equal number of shares of Voting Common Stock;

(iv)                              the Corporation shall elect to either (A) convert the Series PL Preferred to Voting Common Stock with a value based on the Series PL Liquidation Value (as adjusted for Series PL Preferred stock splits, stock combinations, stock dividends or similar transactions) or (B) redeem the Series PL Preferred for a price equal to the Series PL Liquidation Value of such converted shares (as adjusted for Series PL Preferred stock splits, stock combinations, stock dividends or similar transactions); or cause any combination of conversion and redemption determined by the Corporation; provided, however, such conversion or redemption shall be pro rata from all holders of Series PL Preferred;

(v)                                 the Corporation shall elect to either (A) convert the Series A Preferred to Voting Common Stock with a value based on the Series A Liquidation Value (as adjusted for Series A Preferred stock splits, stock combinations, stock dividends or similar transactions) or (B) redeem the Series A Preferred for a price equal to the Series A Liquidation Value of such converted shares (as adjusted for Series A Preferred stock splits, stock combinations, stock dividends or similar transactions); or cause any combination of conversion and redemption determined by the Corporation; provided, however, such conversion or redemption shall be pro rata from all holders of Series A Preferred;

(vi)                              the Corporation shall elect to either (A) convert the Series AA Preferred to Voting Common Stock with a value based on the Series AA Liquidation Value (as adjusted for Series AA Preferred stock splits, stock combinations, stock dividends or similar transactions) or (B) redeem the Series AA Preferred for a price equal to the Series AA Liquidation Value of such converted shares (as adjusted for Series AA Preferred stock splits, stock combinations, stock dividends or similar transactions); or cause any combination of conversion and redemption determined by the Corporation; provided, however, such conversion or redemption shall be pro rata from all holders of Series AA Preferred;

(vii)                           the Corporation shall elect to either (A) convert the Series A-1 Preferred and Series A-2 Preferred to Voting Common Stock with a value based on the Series A-1 Liquidation Value (as adjusted for Series A-1 Preferred stock splits, stock combinations, stock dividends or similar transactions) and Series A-2 Liquidation Value (as adjusted for Series A-2 Preferred stock splits, stock combinations, stock dividends or similar transactions) plus accrued but unpaid dividends thereon or (B) redeem the Series A-1 Preferred and Series A-2 Preferred for a price equal to the Series A-1 Liquidation Value of such converted shares (as adjusted for Series A-1 Preferred stock splits, stock combinations, stock dividends or similar transactions) and Series A-2 Liquidation Value of such converted shares (as adjusted for Series A-2 Preferred stock splits, stock combinations, stock dividends or similar transactions) plus accrued but unpaid dividends thereon; or cause any combination of conversion and redemption determined by the Corporation; provided, however, that the Corporation may not elect to convert or redeem any portion of the Series A-1 Preferred unless it also elects to convert a pro rata portion of the Series A-2 Preferred; and provided, however, that the Corporation may not elect to convert  or redeem any portion of the Series A-2 Preferred unless it also elects to convert a pro rata portion of the Series A-1 Preferred.  Such conversion or redemption shall be pro rata from all holders of Series A-1 Preferred or Series A-2 Preferred, as applicable;

(viii)                        In addition to any conversion(s) or redemption(s) pursuant to Sections IV.D.4(k)(i) and IV.D.4(k)(ii), the Corporation shall pay the Series B-2 Liquidation Value, if any, to the holders of the Series B-2 Preferred in any of (A) cash, (B) Voting Common Stock, or (C) a combination of cash and Voting Common Stock, as determined by the Corporation, with a total value equal to the Series B-2 Liquidation Value.

For purposes of such conversion under this Section 4(k), the Common Stock shall be valued at either the sale price to the public in such Qualified IPO or, if requested by the underwriter prior to the closing of such Qualified IPO, the mid-range of the pricing of the Corporation’s final red-herring prospectus.

l.                                          Mechanics of Conversion.

(i)                                     Optional Conversion.  Each holder of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred who desires to convert the same into shares of Non-Voting Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such securities, and shall give written notice to the Corporation at such office that such holder elects to convert the same.  Such notice shall state the number of shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred, as applicable, being converted.  Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Non-Voting Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred, as applicable, to be converted, and the person entitled to receive the shares of Non-Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Non-Voting Common Stock on such date.

(ii)                                  Automatic Conversion.  Upon a Qualified IPO, the outstanding shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred, the outstanding shares of Non-Voting Common Stock, and to the extent the Corporation has made an election to convert the Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred as provided in Section 4(k), above, the Series PL Preferred, the Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred, as the case may be, shall be converted into that number of shares of Voting Common Stock to which the holder is entitled automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Voting Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  Upon surrender by any holder of the certificates formerly representing shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred or Series A-2 Preferred at the office of the Corporation or any transfer agent for such securities, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Voting Common Stock into which the shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred or Series A-2 Preferred surrendered were convertible on the date on which such automatic conversion occurred.  Until surrendered as provided above, each certificate formerly representing shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred or Series A-2 Preferred shall be deemed for all corporate purposes to represent the number of shares of Voting Common Stock resulting from such automatic conversion.

m.                                    Fractional Shares.  No fractional shares of Common Stock shall be issued.  All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred or Series A-2 Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s (i) Fair Value per share, in the case of optional conversion of shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred pursuant to Sections 4(a) and 4(l)(i), or (ii) Fair Market Value per share, in the case of mandatory conversion of shares of Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred pursuant to Sections 4(k) and 4(l)(ii).

n.                                      Conversion.

(i)                                     Series B-1 Preferred Conversion.  The Series B-1 Preferred shall become Series B-1 Convertible Preferred and thereby become convertible into Non-Voting Common Stock upon a Liquidity Event (other than a Qualified IPO), or into Voting Common Stock upon a Qualified IPO, in accordance with the following provisions:

(1)                                  If the KRG IRR is greater than or equal to 35%, all of the shares of Series B-1 Preferred shall be convertible.

(2)                                  If the KRG IRR is 18% or less, none of the shares of Series B-1 Preferred will be convertible.

(3)                                  If the KRG IRR is greater than 18%, but less than 35%, a portion of the Series B-1 Preferred shall be convertible into Common Stock.  The number of shares of Series B-1 Preferred held by each stockholder that will be convertible into shares of Non-Voting Common Stock shall be determined by the following formula:

KRG IRR minus 18
17	Times	Total Series B-1 Preferred held by Stockholder

(ii)        Series B-2 Preferred Conversion.  The Series B-2 Preferred shall become Series B-2 Convertible Preferred and thereby become convertible into Non-Voting Common Stock upon a Liquidity Event (other than a Qualified IPO), or into Voting Common Stock upon a Qualified IPO, in accordance with the following provisions:

(1)           If the KRG IRR is less than 10% or the KRG ROI is less than 1.50:1.00, none of the shares of Series B-2 Preferred will be convertible.

(2)           If the KRG IRR is greater than or equal to 10% and the KRG ROI is greater than or equal to 3.50:1.00, all of the shares of Series B-2 Preferred shall be convertible.

(3)           If the KRG IRR is greater than or equal to 10% and the KRG ROI is greater than or equal to 1.50:1.00 but less than 3.50:1.00, a portion of the Series B-2 Preferred shall be convertible into Common Stock.  The number of shares of Series B-2 Preferred held by each stockholder that will be convertible into shares of Non-Voting Common Stock shall be determined by the following formula:

KRG ROI minus 1.50
2.00	Times	Total Series B-2 Preferred held by Stockholder

(iii)       Series C-1 Preferred Conversion.  The Series C-1 Preferred shall become Series C-1 Convertible Preferred and thereby become convertible into Non-Voting Common Stock upon a Liquidity Event (other than a Qualified IPO), or into Voting Common Stock upon a Qualified IPO, in accordance with the following provisions:

(1)           If the KRG IRR is greater than or equal to 40%, all of the shares of Series C-1 Preferred shall be convertible.

(2)           If the KRG IRR is 20% or less, none of the shares of Series C-1 Preferred will be convertible.

(3)           If the KRG IRR is greater than 20%, but less than 40%, a portion of the Series C-1 Preferred shall be convertible into Common Stock.  The number of shares of Series C-1 Preferred held by each stockholder that will be convertible into shares of Non-Voting Common Stock shall be determined by the following formula:

KRG IRR minus 20
20	Times	Total Series C-1 Preferred held by Stockholder

o.             Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred and Series A-2 Preferred.  Except as set forth in Section 4(k), the Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred and the Series A-2 Preferred shall have no rights to convert to Common Stock.

5.             Certain Definitions.  The following terms shall have the indicated meanings:

(i)         “Adjusted Total Equity Value” means the total equity value of the Corporation as determined in a Change of Control Event, or that would be determined in a Change of Control Event if no Change of Control Event has occurred, equal to, without duplication, all proceeds paid (in cash or in stock) for all capital stock of the Corporation plus cash or cash equivalents on the balance sheet of the Corporation transferred or distributed to the equity holders of the Corporation in connection with the Change of Control Event plus the aggregate amount of the exercise price of all warrants and options exercised on a cashless basis in connection with the Change of Control Event minus the amount of the Series PL Liquidation Value minus the value of all indebtedness for borrowed money (including the amount of any capital leases) not assumed minus the amount of any transaction fees and expenses and any management transaction bonus paid or payable in connection with the Change of Control Event.  Adjusted Total Equity Value excludes the value of any new equity issued in connection with the applicable Change of Control Event.

(ii)        “Affiliate.”  An affiliate of, or person affiliated with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(iii)       “Change of Control Event” means (1) any transaction or series of related transactions (including, but not limited to, any tender offer, stock sale, merger, combination, reorganization, consolidation or other transaction), the result of which is that holders of outstanding capital stock of the Corporation immediately prior to such transaction or series of related transactions hold, directly or indirectly, capital stock of the Corporation or the surviving person in such transaction or series of related transactions (or any ultimate parent thereof) representing less than fifty percent (50%) of (A) the outstanding capital stock of the Corporation or such surviving person (or any ultimate parent thereof) or (B) voting power in the election of members of the board of directors (or comparable governing body) of the Corporation or such surviving person (or such ultimate parent) immediately after such transactions or series of related transactions or (2) any transaction or series of related transactions, the result of which is the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

(iv)       “Control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(v)        “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock, including the Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.

(vi)       “Enterprise Value” means the total value of the Corporation as determined in a Change of Control Event, or that would be determined in a Change of Control Event if no Change of Control Event has occurred, including all proceeds paid (in cash or in stock) for all capital stock of the Corporation and the value of all assumed indebtedness for borrowed money less any cash or cash equivalents transferred to an acquirer; provided that, in the case of a Qualified IPO, the Enterprise Value shall be determined based on the pro forma equity value of the Corporation at the issued price per share of new securities and pro forma indebtedness as reduced by any net proceeds from such Qualified IPO and cash and cash equivalents; provided further that, if the Enterprise Value is being established due to the termination of the employment of the holder of shares of Series PL Preferred, it shall be determined by the Board of Directors in good faith by reference to recent valuations and appraisals as it deems reasonable and appropriate, and shall be conclusive unless the holder of shares of Series PL Preferred provides a written objection to the Corporation within sixty (60) days of receiving the Board of Director’s determination of Enterprise Value.  If such written objection is timely provided by the holder of shares of Series PL Preferred, a mutually acceptable independent valuation firm shall be retained to determine Enterprise Value and the Series PL Liquidation Value resulting therefrom, which shall be final and binding on all parties.   The expenses of the independent valuation firm shall be borne equally by the Corporation and the holder of shares of Series PL Preferred who requested such valuation.

(vii)      “Fair Market Value” shall mean the dollar value of the amount to be realized for Common Stock or Preferred Stock as a result of the consummation of a Liquidity Event (after taking into account the Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred which will become, in connection with such Liquidity Event, Series B-1 Convertible Preferred, and B-2 Convertible Preferred and Series C-1 Convertible Preferred, respectively), plus the Fair Value of all dividends and distributions previously paid with respect to such shares of Common Stock or Preferred Stock.  If the Liquidity Event is a Qualified IPO, then the Fair Market Value of Common Stock or convertible Preferred Stock shall be based on the price of the Common Stock to the public in such Qualified IPO, plus the Fair Value of all dividends and distributions previously paid with respect to such Common Stock or Preferred Stock.

(viii)     “Fair Value” shall mean the value in an arm’s length transaction, consistent with general market value.  Fair Value shall be determined by the Board of Directors of the Corporation in good faith.

(ix)       “KRG IRR” shall mean the weighted average (taking into account the date of purchase, the number of shares purchased and the price paid for the Preferred

Stock and Common Stock, as applicable, acquired by KRG Capital Fund II, L.P. (“KRG”)) annualized internal rate of return Realized (defined below) with respect to all shares of Preferred Stock (regardless of series), plus all shares of Common Stock purchased by KRG, measured as of the Liquidity Event, as calculated using the date specific XIRR function in Microsoft Excel; provided, however, unless the return Realized by KRG is at least equal to a 2:1 return on cash invested by KRG, then the KRG IRR shall be deemed to be zero except when such term is used in Section 4(n)(ii).  As used herein, return shall be deemed “Realized” (i) in the event a Liquidity Event arises solely due to the payment of a dividend or a redemption of Preferred Stock, only to the extent of dividends and/or redemption payments that have actually been received, and (ii) in the event a Liquidity Event arises other than solely from the payment of a dividend or a redemption of Preferred Stock, Fair Market Value of all shares of Preferred Stock (including accrued but unpaid dividends thereon), plus the Fair Market Value of all shares of Common Stock, measured, in each case, as of the Liquidity Event, plus the Fair Value received due to the prior redemption of any Common Stock or Preferred Stock.  For purposes of calculating the KRG IRR, any transaction fees or management fees received by KRG Capital Management, L.P. pursuant to the Management Agreement between the Corporation (and/or any of its Subsidiaries) and KRG Capital Management, L.P. will not be included in the calculation.

(x)        “KRG ROI” shall mean the ratio determined by dividing (i) the total proceeds actually received by KRG with respect to all shares of Preferred Stock (regardless of series) and all shares of Common Stock purchased by KRG, measured as of any Liquidity Event, by (ii) the total capital invested by KRG in the Preferred Stock and Common Stock of the Corporation.  For purposes of calculating the KRG ROI, any transaction fees or management fees received by KRG Capital Management, L.P. pursuant to the Management Agreement between the Corporation (and/or any of its Subsidiaries) and KRG Capital Management, L.P. will not be included in the calculation.

(xi)       “Liquidity Event” shall mean the earliest to occur of (i) a Qualified IPO or (ii) a liquidation, dissolution or winding up of the Corporation (including, without limitation, the occurrence of the events set forth in Section 3(j) hereof); provided, however, a Liquidity Event shall also include the payment of any cash dividend on the Common Stock or Preferred Stock, or any redemption of Preferred Stock which occurs prior to the earlier of a Qualified IPO or a liquidation, dissolution or winding up of the Corporation (including without limitation, the occurrence of the events set forth in Section 3(j) hereof).

(xii)      “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xiii)     “Subsidiary” means any corporation, trust, general or limited partnership, limited liability company, limited liability partnership, firm, company or other business enterprise which is controlled by the Corporation through direct ownership of the stock or other proprietary interest of such business enterprise or indirectly through the ownership of stock or other proprietary interest in one or more other business enterprises which are connected with the Corporation by means of one or more chains of business enterprises that are connected by ownership of stock or other proprietary interests.

6.             Preemptive Rights.

Stockholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

7.             Registration of Transfer.

The Corporation shall keep at its principal office a register for the registration of Voting Common Stock, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C-1 Preferred.  Upon the surrender of any certificate representing Voting Common Stock, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.             Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Voting Common Stock, Non-Voting Common Stock, Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Preferred, Series B-2 Preferred or Series C-1 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9.             Reservation of Common Stock Issuable Upon Conversion.

a.             The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred, such number of its shares of Non-Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred.  If at any time the number of authorized but unissued shares of Non-Voting Common Stock shall not be sufficient to effect the conversion of all such then-outstanding shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

b.             At such time as such shares become convertible pursuant to Section 4(k) above, the Corporation shall reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Convertible Preferred, Series B-2 Convertible Preferred, Series C-1 Convertible Preferred and Non-Voting Common Stock, such number of its shares of Voting Common Stock as shall be sufficient to effect the conversion of such shares to be so converted.  If at such time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all such shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

10.          Notices.

Any notice required by the provisions of this Article IV shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

11.          Payment of Taxes.

The Corporation will pay all documentary excise and similar taxes or governmental charges imposed on the Corporation upon the issuance of shares of Common Stock upon conversion of shares of Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Convertible Preferred, Series B-2 Convertible Preferred and Series C-1 Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series PL Preferred, Series A Preferred, Series AA Preferred, Series A-1 Preferred, Series A-2 Preferred, Series B-1 Convertible Preferred, Series B-2 Convertible Preferred or Series C-1 Convertible Preferred so converted were registered.

12.          No Dilution or Impairment.

The Corporation shall not amend this Seventh Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

V.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

VI.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the Bylaws of the Corporation.

VII.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

VIII.

Subject to the voting rights of the stockholders set forth in Article IV.D.2 above, and the Third Amended and Restated Stockholders Agreement among the Corporation and the persons named therein, as may be amended from time to time, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation in the manner now or hereafter permitted by statute and all rights at any time conferred upon stockholders of the Corporation by this Seventh Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article VIII.

IX.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article IX shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.  No amendment to or repeal of this Article IX shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

X.

The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all of its directors and officers under the Delaware General Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Delaware General

Corporation Law (including for actions of such director in the capacity of an officer of the Corporation, if applicable), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

XI.

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Seventh Amended and Restated Certificate of Incorporation to be signed by Paul A. Larkins, its President, on June 30, 2011.

/s/ Paul A. Larkins
Paul A. Larkins, President

[SIGNATURE PAGE TO SEVENTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]